Exhibit E

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Class A Common Stock of Funko, Inc. is filed on behalf of each of the undersigned.

Dated: May 27, 2022

TCG 3.0 FUJI, LP		TCG CAPITAL MANAGEMENT, LP

By: TCG 3.0 Fuji Co-Invest GP, LLC, its general partner		By: TCG Capital Management GP, LLC, its general partner

By:	/s/ Jesse Jacobs	By:	/s/ Jesse Jacobs
	Name: Jesse Jacobs		Name: Jesse Jacobs
	Title: Managing Partner		Title: Managing Partner

TCG 3.0-A, LP		TCG 3.0-B, LP

By: TCG 3.0 GP, LLC, its general partner		By: TCG 3.0 GP, LLC, its general partner

By:	/s/ Jesse Jacobs	By:	/s/ Jesse Jacobs
	Name: Jesse Jacobs		Name: Jesse Jacobs
	Title: Managing Partner		Title: Managing Partner

TCG 3.0 CO-INVEST, LP		TCG 3.0 FUJI CO-INVEST, LP

By: TCG 3.0 INPRS GP, LLC, its general partner		By: TCG 3.0 Fuji Co-Invest GP, LLC, its general partner

By:	/s/ Jesse Jacobs	By:	/s/ Jesse Jacobs
	Name: Jesse Jacobs		Name: Jesse Jacobs
	Title: Managing Partner		Title: Managing Partner